                                                                    Exhibit 4.13


                           BRIDGE FINANCING AGREEMENT
                          DATED AS OF DECEMBER 1, 1999

                          BRIDGE FINANCING AGREEMENT
                          --------------------------


                                  dated as of


                               December 1, 1999


                                     among


                             CITATION CORPORATION,


                            CITATION FUNDING, INC.,


                           THE CHASE MANHATTAN BANK

                                      and

                          FIRST UNION INVESTORS, INC.

                          BRIDGE FINANCING AGREEMENT
                          --------------------------

     This BRIDGE FINANCING AGREEMENT dated as of December 1, 1999 among CITATION CORPORATION and CITATION FUNDING, INC., THE CHASE MANHATTAN BANK and FIRST UNION INVESTORS, INC.

     The parties hereto agree as follows:



                                   ARTICLE I
                                  DEFINITIONS

     SECTION 1.1.   Definitions.  The following terms, as used herein, shall
                    -----------
have the following meanings:

     "Additional Loans" has the meaning set forth in Section 2.6.

     "Additional Notes" has the meaning set forth in Section 2.6.

     "Additional Obligations" means Additional Loans or Additional Notes or both, as the context may require.

     "Affiliate" means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of this definition, "control" including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with", as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.

     "Agreement" means this Bridge Financing Agreement, as amended, restated or otherwise modified from time to time in accordance with its terms.

     "Asset Sale" means any sale, lease or other disposition (including any such transaction effected by way of merger or consolidation) by the Company or any Subsidiary, of any asset, including without limitation any sale-leaseback transaction, but excluding (i) dispositions of inventory and used, surplus or worn out equipment in the ordinary course of business, (ii) dispositions to a wholly-owned Subsidiary of the Company and (iii) cash payments otherwise permitted under this Agreement.

     "Bona Fide Proposal" means a proposal to market securities of all or any Credit Party to one or more financially responsible institutional investors (or a commitment from the Underwriters to underwrite the sale of securities, on a firm commitment basis), on financial and other terms and conditions no less favorable to the Company than those generally available in the United States capital markets to issuers of securities having a creditworthiness comparable to that of such Credit Party, in an amount sufficient to redeem all the outstanding Obligations and in respect of which the Company is provided with a period of time to respond to such proposal that is consistent with then prevailing market practices taking into account the nature, circumstances and prevailing market conditions of such proposal (it being understood that no such proposal shall be deemed to be a Bona Fide Proposal if the Underwriters fail to execute such proposal on substantially the terms proposed).

     "Bridge Financing Documents" means this Agreement, the Notes, the Subsidiary Guaranty, the Warrants, the Warrant Shares, the Fee Letter, the Engagement Letter and the Warrant Escrow Agreement.

     "Bridge Party" means each and any of DLJ Bridge, FUI and Chase.

     "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law or other government action to close.

     "Cash Consideration" means the aggregate cash consideration to be paid to the holders of capital stock of the Company and options, warrants and other rights in respect of such capital stock (other than the Retained Equity and any such capital stock held by the Management Investors that is to remain outstanding after the Merger) as consideration for the cancellation thereof pursuant to the Merger.

     "Cash Equivalents" means (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of

America is pledged in support thereof), (ii) time deposits and certificates of deposit of any domestic commercial bank (including a domestic branch of a foreign bank) whose outstanding senior long-term debt securities are rated either A-or higher by Standard & Poor's Ratings Services or A3 or higher by Moody's Investors Service, Inc., (iii) repurchase obligations with a term of not more than seven (7) days for underlying securities of the types described in clause (i) entered into with any bank meeting the qualifications specified in clause (ii) above, (iv) commercial paper rated at least A-1 or the equivalent thereof by Standard & Poor's Ratings Services or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc., maturing within one year after the date of acquisition, and (v) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses
(i) through (iv) above.

     "Change of Control" has the meaning set forth in the Credit Agreement.

     "Chase" means The Chase Manhattan Bank, a New York banking corporation, and its successors.

     "Closing" means the date on which all of the conditions set forth in
Section 5.1 shall have been satisfied.

     "Commission" means the Securities and Exchange Commission.

     "Commitment" means collectively, up to $135,000,000 with the Commitment of
(i) DLJ Bridge severally to be up to $67,500,000, (ii) FUI severally to be up to $33,750,000 and (iii) Chase severally to be up to $33,750,000 and the obligation of each Purchaser to purchase Notes hereunder in an aggregate principal amount at any time outstanding not to exceed the amounts of its respective several Commitment and the obligation of Chase to make a Loan not to exceed the amount of its Commitment, as the Commitment may be reduced from time to time pursuant to Sections 2.4 and 2.5.

     "Company" means Citation Corporation, a Delaware corporation.

     "Company Corporate Documents" means the operating agreement, articles of incorporation, by-laws or other governing organizational documents of each Credit Party.

     "Covenant Conversion Date" means the date on which all the conditions set forth in Section 6.1(b) have been satisfied and the Company is required to comply with each of the covenants set forth in Exhibit G attached hereto.
                                               ---------

     "Credit Agreement" means the Credit Agreement dated as of November 30, 1999, among the Company, the lenders party thereto and The Chase Manhattan Bank, as administrative agent, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

     "Credit Party" means, individually, the Company, Mergerco and each of their respective Subsidiaries (except those Foreign Subsidiaries that are not "Loan Parties" under the Credit Agreement); and "Credit Parties" means all of the foregoing, taken collectively.

     "CSI" means Chase Securities Inc., a Delaware corporation, and its successors.

     "Debt" of any Person means, at any date, without duplication, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business) or which is evidenced by a note, bond, debenture or similar instrument, (ii) all obligations of such Person under Financing Leases, (iii) all obligations (contingent or otherwise) of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (iv) all Derivatives Obligations of such Person, (v) all Guarantee Obligations of such Person in respect of Debt of any other Person and (vi) all liabilities of the types described in clauses (i) through (v) above secured by any Lien on any property owned by such Person even though such person has not assumed or otherwise become liable for the payment thereof.

     "Debt Incurrence" means any incurrence by the Company or any of its Subsidiaries of any Debt (including without limitation pursuant to the Permanent Financing).

     "Default" means any Event of Default or any event or condition which, with the giving of notice or lapse of time or both, would, unless cured or waived, become an Event of Default.

     "Derivatives Obligations" of any Person means all obligations of such Person in respect of any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.

     "Disclosed Matters" means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.6.
                                   ------------

     "DLJ Bridge" means Citation Funding, Inc.

     "DLJ Capital" means DLJ Capital Funding, Inc.

     "DLJ High Yield Index" means the index of high yield securities published by DLJSC on a weekly basis.

     "DLJSC" means Donaldson, Lufkin & Jenrette Securities Corporation, a Delaware corporation, and its successors.

     "dollars" or "$" means lawful currency of the United States of America.

     "Domestic Taxes" has the meaning set forth in Section 2.8(a).

     "Eligible Financing" has the meaning set forth in Section 2.7(b).

     "Engagement Letter" means an engagement letter among the Company and the Underwriters pursuant to which the Underwriters shall be engaged as lead investment bankers for the Credit Parties to provide certain investment banking and advisory services for the period as set forth therein.

     "Environmental Laws" means all applicable laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

     "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company or any Subsidiary resulting from or based upon (i) violation of any Environmental Law, (ii) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (iii) exposure to any Hazardous Materials, (iv) the release or threatened release of any Hazardous Materials into the environment or (v) any contract, agreement or other consensual arrangement pursuant to which environmental liability is assumed or imposed with respect to any of the foregoing.

     "Equity Contribution" means a contribution of an aggregate amount of not less than $240,000,000 in cash to Mergerco as common equity.

     "Equity Interest" means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person.

     "Equity Issuance" means the issuance of any equity securities by the Company or any of its Subsidiaries (including without limitation any equity securities issued pursuant to the exercise of stock options or warrants or the Permanent Financing).

     "Equity Securities" means, with respect to the Company, any of its preferred stock or common stock.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

     "ERISA Group" means the Company and each Subsidiary, and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company or any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

     "Escrow Agent" means Snoga, Inc., in its capacity as escrow agent under the Warrant Escrow Agreement, and its successor in such capacity.

     "Event of Default" has the meaning set forth in Section 7.1.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Expiration Date" has the meaning set forth in Section 2.1(b).

     "Fee Letter" means the Fee Letter dated as of October 12, 1999 among the Company and DLJ Bridge Finance, Inc., Donaldson, Lufkin & Jenrette Securities Corporation, The Chase Manhattan Bank, Chase Securities, Inc., First Union National Bank, First Union Investors, Inc. and First Union Securities, Inc., as amended and restated on December 1, 1999, and as further amended, supplemented or otherwise modified from time to time in accordance with its terms.

     "Financing Leases" means any lease of property, real or personal, the obligations or the lease in respect of which are required in accordance with GAAP to be capitalized on the balance sheet of the lessee.

     "Financing Transactions" means (i) the execution, delivery and performance by each Loan Party (as defined in the Credit Agreement) of the Senior Facilities Loan Documents to which it is to be a party, the borrowing of loans, the use of the proceeds thereof and the issuance of letters of credit under the Senior Facilities, (ii) the execution, delivery and performance by each Credit Party of the Bridge Financing Documents to which it is to be a party, the issuance of the Notes, the making of the Loans and the use of the proceeds hereof and (iii) the Equity Contribution.

     "First Anniversary" means the date that is the first anniversary of the Funding Date.

     "Fixed Rate Sale Date" means the date that is the earlier to occur of (i) the First Anniversary and (ii) the date of any refusal by the Company to execute a Bona Fide Proposal.

     "Foreign Subsidiary" means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.

     "FUI" means First Union Investors, Inc., a North Carolina corporation, and its successors.

     "FUNB" means First Union National Bank, a national banking association organized under the laws of the United States of America, and its successors.

     "Funding Date" means the date of the original issuance of the Notes and the making of the Loans.

     "FUSI" means First Union Securities, Inc., a Delaware corporation, and its successors.

     "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

     "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

     "Guarantee Obligation" means as to any Person (the "guaranteeing person"), without duplication, any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Debt, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person whether or not contingent,
(i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof, provided, however, that
                                                         --------  -------
the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business or the guaranty obligation of any primary obligation which does not constitute Debt. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (x) an amount equal to the stated or determinable amount of the primary obligation in respect of which such

Guarantee Obligation is made and (y) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

     "Hart Scott Rodino" means the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended, or any successor statute.

     "Hazardous Materials" means all explosive or radioactive substances or wastes, all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

     "Holder" means any registered owner from time to time of any Obligation.

     "Initial Rate" has the meaning set forth in Section 2.6(b).

     "Interest Payment Date" means the last day of each Interest Period (or, if any such date is not a Business Day, the next succeeding Business Day).

     "Interest Period" shall mean the period from the date of this Agreement to but excluding the 90/th/ day thereafter, and thereafter each successive 90-day period. If any Interest Period would begin or end on a date which is not a Business Day, such Interest Period shall begin or end, as the case may be, on the next succeeding Business Day and any Interest Period that would extend beyond the Maturity Date shall end on the Maturity Date. DLJ Bridge may, in its discretion, select Interest Periods of one day for any day on or after the Obligations shall have become due and payable in accordance with the terms hereof.

     "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

     "Kelso" means Kelso & Company and its Affiliates.

     "Lien" means (i) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (ii) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and
(iii) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities, and (iv) any other arrangement having substantially the same economic effect as any of the foregoing.

     "Loan" means the Loan made to the Company pursuant to Section 2.1. References to the "Loans" include (i) any portion of such loan sold, assigned or otherwise transferred in accordance with the terms of this Agreement and (ii) any Additional Loans.

     "Majority Holders" means (i) at any time prior to the Funding Date, DLJ Bridge, Chase and FUI and (ii) at any time thereafter, the Holders of more than 50% in aggregate principal outstanding amount of the Obligations at such time.

     "Management Investors" means the officers and employees (including current and former officers and employees), of the Company at any time when Kelso beneficially owns (as defined in clause (a) of the definition of the term "Change of Control") (i) more than 30% of the total ordinary voting power of the capital stock of the Company and (ii) a greater percentage of the total ordinary voting power of the capital stock of the Company than is then beneficially owned in the aggregate by the officers and employees of the Company.

     "Material Adverse Effect" means a material adverse effect on (i) the business, results of operations, properties, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole, (ii) the ability of any Credit Party to perform any of its material obligations under any Bridge Financing Document or (iii) the rights of or benefits available to the Bridge Parties under any Bridge Financing Documents.

     "Material Plan" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $2,500,000.

     "Maturity Date" has the meaning set forth in Section 2.7(a).

     "Merger" means the merger of Mergerco with and into the Company, with the Company being the surviving corporation after such merger.

     "Mergerco" means RSJ Acquisition Co., a Delaware corporation.

     "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

     "Net Cash Proceeds" means, with respect to any transaction, an amount equal to the cash proceeds received by the Company or any of its Subsidiaries from or in respect of such transaction (including any cash proceeds received as income or other proceeds of any non-cash proceeds but only as and when received), less
                                                                           ----
(i) any reasonable fees and expenses (including commissions) incurred by the Company or any of its Subsidiaries in respect of such transaction, (ii) the amount of any Debt secured by a Lien on a related asset and discharged from the proceeds of such transaction; (iii) any taxes paid or payable by the Company or any of its Subsidiaries with respect to such transaction (as reasonably estimated by such Person's chief financial officer in good faith), (iv) all distributions and other payments required to be made to minority interest holders and Subsidiaries or joint ventures as a result of such transaction, or to any Person (other than the Company or a Credit Party) owning a beneficial interest in the assets disposed of in such transaction and (v) appropriate amounts, reasonably determined by the Company in accordance with GAAP, as a reserve against any liabilities retained by the Company or any of its Subsidiaries with respect to such transaction.

     "Notes" means the Senior Subordinated Increasing Rate Notes issued by the Company substantially in the form set forth as Exhibit A attached hereto
                                               ---------
including any Additional Notes.

     "Obligation" means a Loan or a Note, and "Obligations" means Loans or Notes or both, including any Additional Obligations, in each case as the context may require.

     "Other Taxes" has the meaning set forth in Section 2.8(a).

     "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

     "Permanent Financing" means any Debt Incurrence or Equity Issuance following the date hereof for the purpose of refinancing the Obligations.

     "Permits" means all domestic and foreign licenses, permits and approvals required for the full operation of the Company and its Subsidiaries, taken as a whole, including, without limitation, provincial, state, federal, city and county permits and approvals.

     "Permitted Transferee" means any Person that acquires Securities other than any Person who acquires such Securities (i) in a public offering or (ii) in the open market pursuant to sales under Rule 144 of the Securities Act or otherwise.

     "Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or any agency or political subdivision thereof) or other entity of any kind.

     "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

     "Prime Rate" means the prime or reference rate as announced from time to time by the Bank of New York.

     "Purchasers" means collectively, each of DLJ Bridge and FUI and "Purchaser" means each of DLJ Bridge and FUI, individually and their respective successors and assigns.

     "Recapitalization" means the transactions contemplated by the Recapitalization Agreement including, without limitation, transactions in which
(i) Kelso and certain other investors, including the Management Investors, will make the Equity Contribution, (ii) the Merger will be consummated and (iii) pursuant to the Merger, unless Kelso elects to replace the public holders with a third party investor (in which case each of the Equity Contribution and the Cash Consideration will be increased by approximately $18,100,000) (a) the pre-Merger common stockholders of the Company (other than the holders of the Retained Equity and the Management Investors) and holders of outstanding options to purchase common stock of the Company will receive the Cash Consideration, (b) certain pre-Merger common stockholders of the Company will retain the Retained Equity, and (c) Kelso, the Management Investors and other investors will acquire approximately 93% of the outstanding post-Merger common stock of the Company.

     "Recapitalization Agreement" means the Merger and Recapitalization Agreement, dated June 24, 1999, among the Company, the Management Investors and Mergerco, as amended by Amendment No. 1 dated as of September 3, 1999 and Amendment No. 2 dated as of October 12, 1999, and as further amended, supplemented or otherwise modified from time to time in accordance with its terms and the terms of this Agreement.

     "Retained Equity" means common stock of the Company (including those shares held by the Management Investors) outstanding prior to the Merger that, pursuant to the Merger, remains outstanding after the Merger and having an aggregate value (based on the Cash Consideration per share paid for the Company's common stock in the Merger) equal to approximately $18,100,000.

     "Securities" means the Notes, the Warrants and the Warrant Shares.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Senior Facilities" means the credit facilities contemplated by the Credit Agreement and the other Senior Facilities Loan Documents and the transactions contemplated thereby (excluding any extension, renewal, refinancing or replacement of all or a portion thereof).

     "Senior Facilities Loan Documents" has the meaning set forth in the definition of "Loan Documents" in the Credit Agreement.

     "Subsidiary" means, with respect to any Person, any corporation or other entity of which a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

     "Subsidiary Guaranty" means the Subsidiary Guaranty in the form of Exhibit
                                                                        -------
D attached hereto executed by each Subsidiary (except those Foreign Subsidiaries
-
that do not guarantee the Senior Facilities) of the Company and delivered pursuant to this Agreement.

     "Takedown" has the meaning set forth in Section 2.2(a).

     "Taxes" has the meaning set forth in Section 2.8(a).

     "Transaction Costs" means the fees and expenses incurred or borne by the Company and its Subsidiaries in connection with the Transactions.

     "Transactions" means, collectively, the Recapitalization and the Financing Transactions.

     "Transfer" means any disposition of Securities that would constitute a sale thereof under the Securities Act.

     "Treasury Rate" means the rate applicable to the most recent auction of direct obligations of the United States having a maturity of ten years, as published by the Board of Governors of the Federal Reserve System.

     "Underwriters" means, collectively, each of DLJSC, CSI and FUSI.

     "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all benefits under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

     "Warrant Escrow Agreement" means the Warrant Escrow Agreement among the Company, the Bridge Parties and the Escrow Agent, in substantially the form of Exhibit C attached hereto, as amended, supplemented or otherwise modified from
---------
time to time in accordance with its terms.

     "Warrants" means warrants in substantially the form of Exhibit F attached
                                                            ---------
hereto.

     "Warrant Shares" means shares of common stock issued or issuable upon exercise of the Warrants.

     SECTION 1.2.   Accounting Terms and Determinations.  Unless otherwise
                    -----------------------------------
specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP applied on a consistent basis.

                                  ARTICLE II
 PURCHASE AND SALE OF SECURITIES, MAKING OF THE LOAN, TERMS OF SECURITIES
                                   AND LOAN

     SECTION 2.1.   Commitments.  (a)  Subject to the terms and conditions set
                    -----------
forth herein and in reliance on the representations and warranties contained herein and in the other Bridge Financing Documents, the Company agrees to (i) issue and sell Notes in an aggregate principal amount not to exceed $101,250,000 and each Purchaser severally agrees to purchase Notes in an aggregate principal amount not to exceed its respective Commitment and (ii) borrow in the principal amount not to exceed $33,750,000 and Chase agrees to make a Loan in the principal amount not to exceed its Commitment (the "Loan"). The purchase price for the Notes and the Loans shall be 100% of the principal amount thereof.

     (b)  Termination of Commitment.  The Commitment will terminate on the
          -------------------------
earliest of (i) the date of the termination of the Recapitalization Agreement,
(ii) the date of the closing of the Transactions without the funding of the Commitment, (iii) the date on which Kelso or any Credit Party commences the marketing of any proposed Permanent Financing or the arrangement of any other financing related to the Transactions with respect to which DLJSC or any of its affiliates is not the joint book-running manager (on the "left"), CSI is not joint book-running manager (on the "right") and FUSI is not co-manager, or in the case of senior bank financing (other than the Senior Facilities), DLJ Capital is not joint-book manager (on the "left"), co-lead arranger and syndication agent, Chase is not joint-book manager (on the "right"), co-lead arranger and administrative agent and FUNB is not co-lead arranger and documentation agent, as the case may be or (iv) 5:00 PM New York City time on December 31, 1999 if the Closing has not occurred by such time (such earliest date, the "Expiration Date"); provided that if at any time on or after the date
                              --------
hereof an Event of Default shall have occurred and be continuing, each Bridge Party may at its option terminate its respective Commitment by notice to the Company, such termination to be effective upon the giving of such notice; and provided further that the Commitment shall automatically terminate, without
-------- -------
notice to the Company or any other action on the part of the Bridge Parties, upon the occurrence of any of the events specified in Sections 7.1(e) and 7.1(f) with respect to any Credit Party.

     (c) The Commitment is not revolving in nature, and the principal amounts of Obligations prepaid in accordance with Section 2.7 may not be resold or reborrowed hereunder.

     SECTION 2.2.   Takedown Procedures.  (a)  Notice.  The Company shall give
                    -------------------        ------
the Bridge Parties notice not later than 11:00 AM (New York City time) three (3) Business Days prior to the proposed purchase and sale of Notes hereunder (the "Notes Takedown") and the borrowing of the Loan hereunder (such borrowing, together with the Notes Takedown, collectively, the "Takedown"), which notice shall specify (i) the principal amount of Notes to be purchased and sold at such Notes Takedown (which amount shall be in minimum denominations of $10,000,000 or larger multiples of $250,000), (ii) the principal amount of the Loan to be made hereunder at such Takedown (which amount shall be in minimum denominations of $10,000,000 or larger multiples of $250,000) and (iii) the date of such Takedown (which shall be a Business Day). There shall be only one Takedown permitted hereunder.

     (b)  Funding.  On the date of the Takedown, each Bridge Party shall deliver
          -------
by wire transfer, to the account number of the Company specified by the Company in writing no later than 2:00 PM (New York City time) three (3) Business Days prior to the date of the Takedown, immediately available funds in an amount equal to the aggregate purchase price of the Notes to be purchased by such Purchaser hereunder and the principal amount of the Loan to be made hereunder on such date, less, unless a Bridge Party otherwise requests, the aggregate amount of fees payable by the Company to such Bridge Party on such date pursuant to
Section 2.3 and expenses (if any) payable to such Bridge Party on such date pursuant to Section 9.4.

     (c)  Delivery of Notes.  At the Takedown, against payment as set forth in
          -----------------
subsection (b) of this Section 2.2, the Company shall deliver to each Purchaser a single Note representing the aggregate principal amount of Notes to be purchased at such Takedown registered in the name of such Bridge Party, or, if requested by a Bridge Party, separate Notes in such other denominations and registered in such name or names as shall be designated by such Bridge Party by notice to the Company at least three (3) Business Days prior to the date of the Takedown.

     SECTION 2.3. Fees.  The Company shall pay each Bridge Party all fees as
                  ----
and when due in accordance with the Fee Letter.

     SECTION 2.4. Mandatory Termination and Reduction of Commitment.
                  -------------------------------------------------

     (a) The Commitment shall terminate on the earlier of the Expiration Date or the Takedown hereunder.

     (b) The Commitment shall be reduced by an amount equal to the Net Cash Proceeds received by any Credit Party in respect of any Asset Sale (in excess of the amount thereof required to be paid to the banks under the Senior Facilities), Debt Incurrence or Equity Issuance (to the extent permitted under the Senior Facilities) minus the amount of such Net Cash Proceeds applied to
                       -----
repay outstanding Obligations in accordance with Section 2.7(d) in excess of the amount thereof required to be paid to the lenders in Senior Facilities. Each such reduction shall be effective on the date of the related prepayment of the Obligations, or if no Obligations are at the time outstanding, on the date of receipt of such Net Cash Proceeds.

     (c) Any such reduction shall reduce permanently each Bridge Party's Commitment then in effect pro rata.
                          --- ----

     SECTION 2.5.  Optional Reduction of Commitment.  The Company may, upon not
                   --------------------------------
less than three (3) Business Days' notice to the Bridge Parties, terminate the unused Commitment at any time or reduce the unused Commitment from time to time in amounts equal to $5,000,000 or any larger multiple of $1,000,000. Any such reduction shall reduce permanently each Bridge Party's commitment then in effect pro rata.
--- ----

     SECTION 2.6.  Interest. (a) Payment Dates.  Interest on the Obligations
                   --------      -------------
shall be payable in dollars in arrears, on each Interest Payment Date during which such Obligations remain outstanding, commencing with the first Interest Payment Date after the Funding Date, on the principal sum of the Obligations outstanding. Interest on the Obligations shall be calculated at the rate per annum set forth in subsection (b) below, and shall accrue from and including the most recent Interest Payment Date to which interest has been paid on the Obligations (or if no interest has been paid on the Obligations, from the date of issuance thereof) to but excluding the date on which payment in full of the principal sum of the Obligations has been made.

     (b)           Interest Rate. Interest for the first Interest Period
                   -------------
commencing on shall be, as determined by DLJ Bridge on the Funding Date, the greatest of each of thirteen percent (13.00%) and each of the rates set forth in clauses (i) through (iii) of the next sentence on such Funding Date (the "Initial Rate"). Thereafter, the interest rate shall be payable at the greatest of the following as determined at the beginning of each subsequent Interest
Period: (i) the Prime Rate plus 475 basis points, increasing by an additional 50 basis points at the end of each Interest Period subsequent to the Funding Date for so long as the Obligations are outstanding; (ii) the Treasury Rate plus 695 basis points, increasing by an additional 50 basis points at the end of each Interest Period subsequent to the Funding Date; (iii) the DLJ High Yield Index Rate plus 98 basis points, increasing by an additional 50 basis points at the end of each Interest Period subsequent to the Funding Date; and (iv) an amount equal to the Initial Rate plus the product of 50 basis points times the number of complete Interest Periods that have elapsed since the Funding Date. Notwithstanding anything to the contrary set forth above, at no time shall the per annum interest rate on the Obligations exceed seventeen percent (17.00%) nor shall the per annum interest rate on the Obligations be less than ten percent (10.00%).

     (c) If and to the extent that the amount of interest payable on any Interest Payment Date exceeds the amount of interest on the Obligations which would have been payable on such Interest Payment Date if the Interest Rate in effect at all times during the Interest Period then ended had been fifteen percent (15.00%) (the amount of such excess, if any, being hereinafter referred to as the "Excess Amount" for such period), then the Company may, at its option, in lieu of payment of the Excess Amount of interest in cash, pay interest on such Interest Payment Date through an increase in the outstanding principal amount of the Loans ("Additional Loans") or the issuance of additional Notes ("Additional Notes"), as the case may be. Such Additional Obligations incurred on any Interest Payment Date shall, subject to the remaining provisions of this paragraph, be in an aggregate principal amount equal to the Excess Amount for such Interest Payment Date, shall otherwise be identical to the outstanding Obligations and shall be issued to the Holders at the time outstanding in proportions such that each Holder shall receive the same ratio of cash interest to Additional Obligations on such Interest Payment Date. Such Additional Obligations shall be incurred only in denominations of $1,000 and multiples thereof. Any interest otherwise payable in Additional Obligations which cannot be so paid because an Additional Obligation would have a denomination less than $1,000 (or not be a multiple thereof) shall be paid in cash on such Interest Payment Date. For the avoidance of doubt, it is understood and agreed that Additional Obligations, if any, are not incurred and issued pursuant to the Commitments.

     (d) Interest on the Obligations will be calculated on the basis of a 365-day year and paid for the actual number of days elapsed.

     SECTION 2.7.  Maturity of Obligations; Prepayment of Obligations.  (a)
                   --------------------------------------------------
Maturity Date. The Obligations shall mature and become due and payable on the
-------------
First Anniversary; provided, however, that the maturity of the Obligations will
                   --------  -------
be automatically extended to May 1, 2008 (such date, the "Maturity Date") if, on the First Anniversary, the following conditions are met: (i) there shall exist no Default or Event of Default hereunder, (ii) there shall exist no default under the Senior Facilities or any other debt instrument of any Credit Party and
(iii) all fees due to the Bridge Parties and the Underwriters as of such date shall have been paid in full.

     (b)  Optional Redemption or Prepayment.  The Obligations may be redeemed or
          ---------------------------------
repaid, in whole or in part, upon not less than ten (10) days written notice, at the option of the Company, at any time at par plus accrued interest to the redemption or prepayment date; provided, that the redemption or prepayment price
                               --------
shall be one hundred three percent (103%) of par plus such accrued interest if the Obligations are redeemed or prepaid (whether at the time of redemption, prepayment or maturity) with or in anticipation of funds raised or generated by any means other than a transaction in which DLJSC or one of its affiliates has acted as joint book-running manager (on the "left"), CSI has acted as joint book-running manager (on the "right") and FUSI has acted as co-manager or, in the case of senior bank financing (other than the Senior Facilities) DLJ Capital has acted as joint-book manager (on the "left"), co-lead arranger and syndication agent, Chase has acted as joint-book manager (on the "right"), co-lead arranger and administrative agent and FUNB has acted as co-lead arranger and documentation agent (any such transaction, an "Eligible Financing"); provided further however, that the Obligations may be redeemed or prepaid at
-------- ------- -------
one hundred percent (100%) of par plus accrued interest (i) at any time with the proceeds from an Eligible Financing or (ii) at any time after the First Anniversary unless (x)(i) prior to such First Anniversary the Underwriters have delivered a Bona Fide Proposal and (ii) the Company did not instruct or otherwise authorize the Underwriters to execute such Bona Fide Proposal, or (y) the Company and the Underwriters have agreed in their reasonable judgment that no such Bona Fide Proposal could be made.

     (c)  Fixed Rate Option.  Commencing on the Fixed Rate Sale Date, the
          -----------------
Obligations may be sold, transferred or assigned by the Bridge Parties, upon 10 days prior notice to the Company, to third party purchasers on a fixed rate basis at an interest rate no greater than seventeen percent (17.00%). In such event, such Obligations may be redeemed or prepaid thereafter, in whole or in part, upon not less than 10 days written notice, at the option of the Company, at any time at an amount equal to the Make-Whole Amount plus accrued and unpaid interest thereon to the redemption date.

     "Make-Whole Amount" means, with respect to any Obligations to be redeemed, an amount equal to, as determined by a Quotation Agent (as defined below), the sum of (x) the present values of the scheduled payments of interest on the Obligations through the Maturity Date (without duplication of any accrued and unpaid interest) plus (y) the present value of the principal amount of the Obligations at the Maturity Date, discounted, in each case, to the redemption date on a semi-annual basis (assuming a 360-day year consisting of 30-day months) at the Adjusted Treasury Rate.

     "Adjusted Treasury Rate" means, with respect to any prepayment date, the rate per annum equal to the semi-annual bond equivalent yield to maturity of the Comparable Treasury Issue (as defined below), assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price (as defined below) for such prepayment date, plus one-half of one percent (.50%).

     "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the Maturity Date that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Obligations.

     "Quotation Agent" means the Reference Treasury Dealer (as defined below) appointed by the Bridge Parties for this purpose after consultation with the Company.

     "Reference Treasury Dealer" means: (i) DLJSC; provided, however, that the
                                                   --------  -------
foregoing remain a primary United States government securities dealer in New York City (a "Primary Treasury Dealer") and (ii) any other Primary Treasury Dealer selected by the Bridge Parties after consultation with the Company.

     "Comparable Treasury Price" means, with respect to any prepayment date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such prepayment date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations of US Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (A) the average of the Reference Treasury Dealer Quotations for such prepayment date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Bridge Parties obtain fewer than three such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

     "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any prepayment date, the average, as determined by the Bridge Parties, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Bridge Parties by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such prepayment date.

     (d)  Mandatory Prepayments.  To the extent permitted under the Senior
          ---------------------
Facilities, the Company shall, within five (5) days of receipt by any Credit Party of the Net Cash Proceeds that is in excess of the amount thereof required to be paid to the banks under the Senior Facilities of any Asset Sale (prior to the Covenant Conversion Date), Debt Incurrence or Equity Issuance, prepay (to the extent such Net Cash Proceeds equal or exceed the minimums set forth in
Section 2.7(e)) a principal amount of the Obligations equal to the amount of such Net Cash Proceeds (less any amounts not required to be paid as a result of the requirement in subsection (e) of this Section 2.7 that all such prepayments be made in multiples of $1,000), at a redemption or prepayment price equal to one hundred percent (100%) of the principal amount of the Obligations so prepaid together with accrued interest to the date of prepayment (it being understood that, to the extent such Net Cash Proceeds are not permitted to be used to redeem or prepay Obligations, such Net Cash Proceeds may be used in any manner that is permitted under the Senior Facilities); provided, that the redemption or
                                                --------
prepayment price shall be one hundred three percent (103.00%) of par plus accrued interest if the Obligations are redeemed or prepaid with or in anticipation of funds raised by any means other than an Eligible Financing; provided further, that the Obligations shall be redeemed or prepaid at one
-------- -------
hundred percent (100%) of principal plus accrued interest (i) at any time with the proceeds from any Eligible Financing or (ii) at any time after the First Anniversary, unless (x)(i) prior to such First Anniversary the Underwriters have delivered a Bona Fide Proposal to any Credit Party and (ii) such Credit Party did not authorize the Underwriters to execute such Bona Fide Proposal, or (y) the Company and the Underwriters have agreed in their reasonable judgment that no such Bona Fide Proposal could be made.

     (e)  Minimum Amount.  Any prepayment of the Obligations pursuant to Section
          --------------
2.7(b) or (d) shall be in a minimum amount of at least $1,000,000, unless less than $1,000,000 of the Obligations remain outstanding, in which case all of the Obligations must be prepaid. Any prepayment of the Obligations pursuant to
Section 2.7(c) shall be in a minimum amount which is a multiple of $1,000 times the number of Holders at the time of such prepayment. Any such prepayment shall be made to the Holders pro rata.
                       --- ----

     (f)  Partial Prepayments.  Any partial prepayment shall be made so that the
          -------------------
Obligations then held by each Holder shall be prepaid in a principal amount which shall bear the same ratio, as nearly as may be, to the total principal amount being prepaid as the principal amount of such Obligations held by such Holder shall bear to the aggregate principal amount of all Obligations then outstanding. In the event of a partial prepayment, upon presentation of any Note the Company shall execute and deliver to or on the order of the Holder, at the expense of the Company, a new Note in principal amount equal to the remaining outstanding portion of such Note.

     SECTION 2.8.  Taxes.  (a)  For the purposes of this Section, the following
                   -----
terms have the following meanings:

     "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings with respect to any payment by any Credit Party pursuant to this Agreement or under any Obligations or any other Bridge Financing Document, and all liabilities with respect thereto, excluding, in the case of the Bridge Parties or any other Holder, taxes imposed on the net income of the Bridge Parties or such Holder and franchise or similar taxes imposed on the Bridge Parties or such Holder (all such excluded taxes being hereinafter referred to as "Domestic Taxes").

     "Other Taxes" means any present or future stamp or documentary taxes and any other excise taxes, or similar charges or levies, which arise from any payment made pursuant to this Agreement or under any Obligations or any other Bridge Financing Document or from the execution, delivery, registration, recordation or enforcement of this Agreement or any Obligations or any other Bridge Financing Document.

     (b) All payments by any Credit Party to or for the account of a Bridge Party or any other Holder under any Bridge Financing Document shall be made without deduction for any Taxes or Other Taxes; provided that, if any
                                                     --------
Credit Party shall be required by law to deduct any Taxes or Other Taxes from any such payment, the sum payable shall be increased as necessary so that after making all required deductions of Taxes and Other Taxes (including deductions applicable to additional sums payable under this Section), such Bridge Party or such Holder (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, the Credit Party shall make such deductions, the Credit Party shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and the Company shall promptly furnish to such Bridge Party or such Holder (as the case may be) the original or a certified copy of a receipt evidencing payment thereof.

     (c) The Company agrees to indemnify each Bridge Party and each other Holder for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by such Bridge Party or such Holder (as the case may be) with respect to any payment made by any Credit Party to, or for the account of, a Bridge Party or any other Holder under any Bridge Financing Document and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, unless such penalties or interest are incurred solely as a result of any negligence or misconduct of such Bridge Party or such Holder, as the case may be.

     (d) The Company shall have no obligations for Taxes under Section 2.8(b) for or on account of:

                   (i) any Taxes (other than Other Taxes) imposed by way of deduction or withholding that would not have been so imposed but for the existence of any present or former connection between such Bridge Party, Holder or beneficial owner and the jurisdiction imposing the Tax other than merely holding such Obligation or any Bridge Financing Document, or the receipt of payments in respect thereof, including, without limitation, such Bridge Party, Holder or beneficial owner being or having been a citizen or resident thereof, or being or having been engaged in a trade or business or having a permanent establishment or other fixed base therein, or making or having made an election to the effect of which is to subject such Bridge Party, Holder or beneficial owner to such Tax;

                   (ii) any Taxes (other than (A) Other Taxes or (B) any Taxes imposed by way of deduction or withholding) that would not have been so imposed but for the existence of any present or former connection between the applicable Bridge Party or Holder or beneficial owner (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such Bridge Party, Holder or beneficial owner, if such Bridge Party, Holder or beneficial owner is an estate, a trust, a partnership, a limited liability company or corporation) and the jurisdiction imposing the Tax other than merely holding such Obligation or any Bridge Financing Document, or the receipt of payments in respect thereof, including, without limitation, such Bridge Party, Holder or beneficial owner (or such fiduciary, settlor, beneficiary, member, shareholder, or possessor) being or having been a citizen or resident thereof, or being or having been engaged in a trade or business or having a permanent establishment or other fixed base therein, or making or having made an election to the effect of which is to subject such Bridge Party, Holder or beneficial owner (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) to such Taxes;

                   (iii) any Taxes in the nature of estate, inheritance or gift taxes;

                   (iv) any Tax that is imposed or withheld by reason of the failure of the applicable Bridge Party or Holder or beneficial owner of a Note to comply with a written request by the Company addressed to such Bridge Party, Holder or beneficial owner to provide (A) information concerning the nationality, residence or identity of such Bridge Party, Holder or beneficial owner that is required under a statute, treaty, regulation or administrative practice of the jurisdiction imposing such Tax as a precondition to exemption from all or part of such Tax or (B) the applicable signed form required to be received by the Credit Parties to qualify for an exemption or reduction of such Tax;

                   (v) in the case of a Holder other than a Bridge Party or a person described in Section 8.3(a)(ii), any Taxes imposed on any payment on an Obligation to a Holder that is a fiduciary or classified as an S corporation or a partnership of such payment to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a shareholder of such S corporation or a beneficial owner would not have been entitled to the payment of taxes had such beneficiary, settlor, member, shareholder or beneficial owner directly received its beneficial or distributive share of such payment;

                   (vi) any Tax that is imposed or withheld, to the extent that the applicable Bridge Party or Holder would have been subject to such Tax at the time of the making of the Loan or the original purchase of the Notes upon their original issuance if such Bridge Party or Holder had made the Loan or purchased the Note at that time; and

                   (vii)  any combination of items (i) through (vi) above.

     (e) Notwithstanding anything in Section 2.8(d) to the contrary, the Company agrees to indemnify each Bridge Party and each other Holder for all Domestic Taxes of such Bridge Party or such other Holder (calculated based on a hypothetical basis at the maximum marginal rate for a corporation) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, in each case to the extent that such Domestic Taxes result from any payment or indemnification pursuant to this Section 2.8. This indemnification shall be paid within 15 days after such Bridge Party or such Holder (as the case may be) makes demand therefor.

     (f) The Company agrees that the provisions of this Section 2.8 shall inure to the benefit of any transferee of any Obligation, provided that a
                                                                --------
transferee shall not be entitled to receive any greater payments under this
Section 2.8 than its transferor would have been entitled to receive with respect to the Obligation so transferred, and provided further that a transferee shall
                                      --------
comply with the provisions of this Section 2.8.

     (g) Notwithstanding Section 9.3 and Section 9.4, this Section 2.8 sets forth the exclusive agreement of the parties hereto with respect to Taxes and Other Taxes.

     SECTION 2.9.  Warrants.
                   --------

     (a) On the date of the Takedown, the Warrants shall be placed in escrow pursuant to the terms set forth in the Warrant Escrow Agreement.

     (b) If the refinancing of 100% of the Obligations is not completed within the periods following the First Anniversary set forth in Column
                                                                          ------
A below, Warrants representing the percentage of the Company's fully-diluted
-
Equity Securities set forth in Column B shall be released from escrow (to the
                               --------
extent not previously released pursuant to Section 2.9(c)) by the Escrow Agent to the Bridge Parties pro rata in accordance with their respective Commitments
                      --- ----
and the Bridge Parties shall be entitled to retain such released Warrants in accordance with the Warrant Escrow Agreement.

                 Column A                        Column B
                 --------                        --------

               Period from                      Percentage
            First Anniversary              of Equity Securities
            -----------------              --------------------

               Up to 90 days             1.25%
               91-180 days               1.25%
               181-270 days              1.25%
               271-360 days              1.25%
                                         -----
                                         5.00%
                                         =====

          (c) On and after the Fixed Rate Sale Date, all of the Warrants shall be released from escrow by the Escrow Agent to the Bridge Parties pro rata in
                                                                  --- ----
accordance with their respective Commitments as and when the Bridge Parties may request, provided that the Bridge Parties shall be entitled to such released
         --------
Warrants only in order to facilitate such resale, transfer or assignment of the Obligations.

          (d) Any Warrants to which a Bridge Party is not entitled as set forth above shall be returned for cancellation following a determination thereof. The Company grants the holders of the Warrants registration rights with respect thereto on the terms set forth in Exhibit B-2 attached hereto and made a part
                                  -----------
hereof.

          SECTION 2.10.  Subordination. The obligations of the Company hereunder
                         -------------
are subordinate and junior in right of payment to all Designated Senior Debt, as such term is defined in, and to the extent and in the manner set forth in Exhibit E attached hereto.
---------

          SECTION 2.11.  Registration of Transfer; Register Evidence of Loans.
                         ----------------------------------------------------
(a) The Obligations are transferable and assignable to one or more purchasers or assignees (in minimum denominations of $2,500,000, measured by the amount received by the transferee Holder from all transferor Holders on a given date) subject to any applicable limitations set forth in Article VIII to the extent the Securities Act applies. The Company agrees to issue from time to time new or replacement Notes, within three (3) Business Days of request therefor, to facilitate such transfers and assignments. The Company agrees to provide DLJ Bridge with notice of any transfer or assignment of the Obligations within two
(2) Business Days of such transfer or assignment.

          (b) The Company shall keep at its principal office a register (the "Register") in which shall be entered the names and addresses of the Holders and particulars of the respective Obligations held by them and of all transfers of such Obligations. References to the "Holder" or "Holders" shall mean the Person listed in the Register as the owner of any Obligation. No transfer of any Obligation shall be effective except upon recordation in the Register.

          (c) The Loans shall not be evidenced by any instruments. Each Holder, however, at its option, shall be entitled to receive a Loan note, substantially in the form set forth in Exhibit A attached hereto with conforming changes
                         ---------
thereto, evidencing its portion of the Loan. Each Holder of a Loan shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Company to such Holder resulting from the Loan held by such Holder from time to time, including the amounts of principal and interest payable and paid to such Holder from time to time under this Agreement. The entries made in such accounts shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the
   ----- -----
Company therein recorded; provided, however, that the failure of any Holder to
                          --------  -------
maintain such accounts or any error therein shall not in any manner affect the obligations of the Company to repay (with the applicable interest) the Loans in accordance with the terms of this Agreement.

          (d) Each Holder of a Loan may at any time exchange such Loan for an equivalent principal amount of Notes. Any Holder wishing to do so shall notify the Company of the amount of Notes to be issued and the names and addresses to be entered in the Register in respect thereof. The Company agrees to issue Notes in exchange for Loans within three (3) Business Days of the request thereof.

                                  ARTICLE III
                        REPRESENTATIONS AND WARRANTIES

          The Company represents and warrants to each Bridge Party and each Holder as set forth below:

          SECTION 3.1.   Organization; Powers.  Each of the Company and its
                         --------------------
Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted (after giving effect to the Transactions) and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

          SECTION 3.2.   Authorization; Execution; Enforceability.  The
                         ----------------------------------------
Transactions to be entered into by each Credit Party are within such Credit Party's corporate or other organization powers and have been duly authorized by all necessary corporate or other organization and, if required, stockholder action. This Agreement has been duly executed and delivered by the Company and constitutes, and each other Bridge Loan Document to which any Credit Party is to be a party, when executed and delivered by such Credit Party, will constitute, a legal, valid and binding obligation of the Company or such Credit Party (as the case may be), enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

          SECTION 3.3.   Governmental Approvals; No Conflicts.  The Transactions
                         ------------------------------------
(a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Company or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Company or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Company or any of its Subsidiaries (other than in respect of Existing Indebtedness (as defined in the Credit Agreement) that is repaid on the Closing), and (d) will not result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries, except Liens created under the Loan Documents.

          SECTION 3.4.   Financial Condition; No Material Adverse Change. (a)
                         -----------------------------------------------
The Company has heretofore furnished to the Bridge Parties its consolidated balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the fiscal year ended September 27, 1998, reported on by PriceWaterhouseCoopers, LLP, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended June 27, 1999 certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Company and its Consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

          (b) The Company has heretofore furnished to the Bridge Parties its pro forma consolidated balance sheet as of June 27, 1999, prepared giving
---------
effect to the Transactions as if the Transactions had occurred on such date. Such pro forma consolidated balance sheet (i) has been prepared in good faith
     ---------
based on assumptions believed by the Company to be reasonable), (ii) is based on the best information available to the Company after due inquiry, (iii) accurately reflects all adjustments necessary to give effect to the Transactions and (iv) presents fairly, in all material respects, the pro forma financial position of the Company and its Consolidated Subsidiaries as of June 27, 1999 as if the Transactions had occurred on such date.

          (c) Except as disclosed in the financial statements referred to above or the notes thereto and except for the Disclosed Matters, after giving effect to the Transactions, none of the Company or its Subsidiaries has, as of the Closing, any material contingent liabilities, unusual long-term commitments or unrealized losses.

          (d) Since September 27, 1998, there has been no material adverse change in the business, results of operations, properties or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole.

          SECTION 3.5.   Properties.  (a)  Each of the Company and its
                         ----------
Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business (including its Mortgaged Properties as defined in the Credit Agreement), free of all Liens, except for Permitted Encumbrances (as defined in the Credit Agreement) and other Liens permitted by or existing pursuant to or under the Credit Agreement and except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

          (b) Each of the Company and its Subsidiaries owns, or is licensed to use, all trademarks, trade names, copyrights, patents and other intellectual property material to its business, and the use thereof by the Company and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

          (c)  Schedule 3.5 sets forth the address of each real property that is
               ------------
owned or leased by the Company or any of its Subsidiaries as of the Closing after giving effect to the Transactions.

          (d) As of the Closing, neither the Company nor any of its Subsidiaries has received notice of, or has knowledge of, any pending or contemplated condemnation proceeding affecting any Mortgaged Property (as defined in the Credit Agreement) or any sale or disposition thereof in lieu of condemnation. Neither any Mortgaged Property (as defined in the Credit Agreement) nor any interest of any Credit Party therein is subject to any right of first refusal, option or other contractual right to purchase such Mortgaged Property (as defined in the Credit Agreement) or interest therein.

          SECTION 3.6.   Litigation and Environmental Matters.  (a) There are
                         ------------------------------------
no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve any of the Bridge Financing Documents, Loan Documents or the Transactions.

          (b)  Except for the Disclosed Matters indicated on Schedule 3.6
                                                             ------------
neither the Company nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (ii) has become subject to any Environmental Liability, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (iii) has received notice of any claim with respect to any Environmental Liability, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (iv) knows of any basis for any Environmental Liability, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (c) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

          SECTION 3.7.   Compliance with Laws and Agreements.  Each of the
                         -----------------------------------
Company and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

          SECTION 3.8.   Investment Company Status.  Neither the Company nor any
                         -------------------------
of its Subsidiaries is an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940.

          SECTION 3.9.   Governmental Regulation.  No Credit Party is, or will
                         -----------------------
be upon the borrowing of the Loan and the issuance and sale of the Securities and the use of the proceeds described herein, subject to regulation under the Public Utility Holding Company Act of 1935 or the Federal Power Act (each, as amended) or to any federal or state statute or regulation in a manner which would limit its ability to issue the Notes (in the case of the Company) and perform its obligations under any Bridge Financing Document.

          SECTION 3.10.  Taxes.  Each of the Company and its Subsidiaries has
                         -----
timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) any Taxes that are being contested in good faith by appropriate proceedings and for which the Company or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 3.11.  ERISA.  No ERISA Event has occurred or is reasonably
                         -----
expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $1,000,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $2,000,000 the fair market value of the assets of all such underfunded Plans.

          SECTION 3.12.  Disclosure.  The Company has disclosed to the Bridge
                         ----------
Parties all agreements, instruments and corporate or other restrictions to which, the Company or any of its Subsidiaries is subject, and all other matters known to any of them, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. As of the Closing none of the reports, financial statements, certificates or other information furnished by or on behalf of any Credit Party to the Bridge Parties in connection with the negotiation of this Agreement or any other Bridge Financing Document contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected
                                --------
financial information, the Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time. None of the reports, financial statements, certificates or other information furnished by or on behalf of any Credit Party to the Bridge Parties or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that,
                                                                 --------
with respect to projected financial information, the Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

          SECTION 3.13.  Subsidiaries.  Schedule 3.13 sets forth the name of,
                         ------------   -------------
and the ownership interest of the Company in, each Subsidiary of the Company and identifies each Subsidiary that is a Credit Party, in each case as of the Closing.

          SECTION 3.14.  Insurance.  Schedule 3.14 sets forth a description of
                         ---------   -------------
all insurance maintained by or on behalf of the Company and its Subsidiaries as of the Closing. As of the Closing, all premiums in respect of such insurance have been paid.

          SECTION 3.15.  Labor Matters.  As of the Closing, there are no
                         -------------
strikes, lockouts or slowdowns against the Company or any Subsidiary pending or, to the knowledge of the Company, threatened. The hours worked by and payments made to employees of the Company and the Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters. All payments due from the Company or any Subsidiary, or for which any claim may be made against the Company or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Company or such Subsidiary. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Company or any Subsidiary is bound.

          SECTION 3.16.  Solvency.  Immediately after the consummation of the
                         --------
Transactions to occur on the Closing and immediately following the issuance of the Notes and the making of each Loan made on the Closing and after giving effect to the application of the proceeds thereof, (a) the fair value of the assets of each Credit Party, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of each Credit Party will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) each Credit Party will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) each Credit Party will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Closing.

          SECTION 3.17.  Year 2000.  Any reprogramming required to permit the
                         ---------
proper functioning, in and following the year 2000, of (a) the computer systems of the Company and its Subsidiaries and (b) equipment containing embedded microchips (including systems and equipment supplied by others or with which the Company's systems interface) and the testing of all such systems and equipment, as so reprogrammed, has been completed. The cost to the Company and its Subsidiaries of the reasonably foreseeable consequences of year 2000 to the Company and its Subsidiaries (including reprogramming errors and the failure of others' systems or equipment) will not result in a Default or a Material Adverse Effect. The computer and management information systems of the Company and its Subsidiaries are and, with ordinary course upgrading and maintenance, will continue for the term of this Agreement to be, sufficient to permit the Company to conduct its businesses without a Material Adverse Effect.

          SECTION 3.18.  Private Offering; Solicitation; Access to Information.
                         -----------------------------------------------------
The sale of the Notes hereunder is exempt from the registration and prospectus delivery requirements of the Securities Act. The foregoing representation is made in reliance upon and subject to the accuracy of the Purchasers' representations in Section 4.1. No form of general solicitation or general advertising was used by any Credit Party or, to the best of its knowledge, any other Person acting on behalf of any Credit Party, in connection with the offer and sale of the Notes or the Securities or the borrowing of the Loans. Neither any Credit Party nor any Person acting on behalf of any Credit Party has, either directly or indirectly, sold or offered for sale to any Person any of the Notes or any other similar security of any Credit Party or the Securities or other Obligations except as contemplated by this Agreement, and the Company represents that neither it nor any Credit Party nor any person acting on its behalf other than the Bridge Parties and their respective Affiliates will sell or offer for sale to any Person any such security to, or solicit any offers to buy any such security from, or otherwise approach or negotiate in respect thereof with, any Person or Persons so as thereby to bring the issuance or sale of any of the Notes or other Obligations within the provisions of Section 5 of the Securities Act.

          SECTION 3.19.  Non-fungibility.  When the Notes are issued and
                         ---------------
delivered pursuant to this Agreement, the Notes will not be of the same class (within the meaning of Rule 144A under the Securities Act) as securities which are (i) listed on a national securities exchange registered under Section 6 of the Exchange Act or (ii) quoted in a U.S. automated inter-dealer quotation system.

          SECTION 3.20.  Permits.  Except to the extent any of the following
                         -------
could not result in a Material Adverse Effect: (a) each Credit Party has all Permits as are necessary for the conduct of their respective businesses as it has been carried on; (b) all such Permits are in full force and effect, and each Credit Party has fulfilled and performed all material obligations with respect to such Permits; (c) no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination by the issuer thereof or which results in any other impairment of the rights of the holder of any such Permit; and (d) each Credit Party has no reason to believe that any governmental body or agency is considering limiting, suspending or revoking any such Permit.

          SECTION 3.21.  Representations in Other Documents.  Each of the
                         ----------------------------------
representations and warranties of the Credit Parties set forth in any of the Bridge Financing Documents, Senior Facilities Loan Documents and the Recapitalization Agreement and the other documents related thereto is true and correct in all material respects.

          SECTION 3.22.  No Violation of Regulations of Board of Governors of
                         ----------------------------------------------------
Federal Reserve System. No Credit Party or any agent thereof acting on the
----------------------
behalf of a Credit Party has taken, and none of them will take, any action that might cause this Agreement or the borrowing of the Loan and the issuance or sale of the Securities or the application of proceeds thereof to violate Section 7 of the Exchange Act or any regulation issued pursuant thereto, including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System. No Credit Party is engaged or will engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under said Regulation U.

          SECTION 3.23.  Company Business.  At any time after Closing, the
                         ----------------
Company will not, and will not permit its Subsidiaries to, engage to any material extent in any business other than the businesses of the type conducted by the Company and its Subsidiaries on the Funding Date and businesses reasonably related thereto.

          SECTION 3.24.  Capitalization.  At the date of the Takedown and after
                         --------------
giving effect to the Transactions, the capitalization of the Company will be as set forth on Schedule 3.24. Other than as set forth on Schedule 3.24, all of
             -------------                              -------------
the issued and outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable and free and clear of any Lien or other right or claim (except for those Liens permitted by or securing the Senior Facilities) and the holders thereof are not entitled to any preemptive or other similar rights. Other than as set forth on Schedule 3.24, there are no
                                           -------------
subscriptions, options, warrants, rights, convertible securities, exchangeable securities or other agreements or commitments of any character pursuant to which the Company is required to issue any shares of its capital stock.

                                  ARTICLE IV
               REPRESENTATIONS AND WARRANTIES OF BRIDGE PARTIES

          SECTION 4.1.   Purchasers' Representations.  Each Purchaser severally
                         ---------------------------
represents and warrants to the Company and Chase that:

          (a) each Purchaser is an Accredited Investor within the meaning of Rule 501(a) under the Securities Act and the Securities to be acquired by it pursuant to this Agreement are being acquired for its own account and each Purchaser will not offer, sell, transfer, pledge, hypothecate or otherwise dispose of the Securities unless pursuant to a transaction either registered under, or exempt from registration under, the Securities Act;

          (b) the execution, delivery and performance of this Agreement and the purchase of the Securities pursuant hereto are within each Purchaser's corporate powers and have been duly and validly authorized by all requisite corporate action;

          (c) this Agreement has been duly executed and delivered by each Purchaser;

          (d) this Agreement constitutes a valid and binding agreement of each Purchaser enforceable in accordance with its terms; and

          (e) each Purchaser has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Securities and each Purchaser is capable of bearing the economic risks of such investment.

          SECTION 4.2.   Chase Representations.  Chase represents and warrants
                         ---------------------
to the Company and the Purchasers that:

          (a) Chase is making the Loan for its own account in the ordinary course of its commercial banking business and will not offer, sell, transfer, pledge, hypothecate or otherwise dispose of any Securities acquired by it pursuant to the Bridge Financing Documents unless pursuant to a transaction either registered under, or exempt from registration under, the Securities Act;

          (b) the execution, delivery and performance of this Agreement and the making of the Loan pursuant hereto are within Chase's corporate powers and have been duly and validly authorized by all requisite corporate action;

          (c) this Agreement has been duly executed and delivered by Chase and does not contravene or conflict with the organizational documents of Chase;

          (d) this Agreement constitutes a valid and binding agreement of Chase enforceable in accordance with its terms; and

          (e) Chase has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of making the Loan and acquiring any of the Securities or other Obligations and is capable of bearing the economic risks of making the Loan and acquiring any of the Securities or other Obligations.

                                   ARTICLE V
                        CONDITIONS PRECEDENT TO CLOSING

          SECTION 5.1.   Conditions to Bridge Parties' Obligations.  The
                         -----------------------------------------
obligation of each Purchaser to purchase the Notes to be issued and sold by the Company hereunder and the obligation of Chase to make the Loan to be made by it hereunder are each subject to the satisfaction of the following conditions contemporaneously with the Takedown:

          (a) each of the Bridge Financing Documents and the Company Corporate Documents shall have been duly executed and delivered by the parties thereto and shall be in full force and effect and no term or condition thereof shall have been amended, waived or otherwise modified without the prior written consent of each Bridge Party;

          (b) the Company shall have entered into the Senior Facilities in accordance with the terms of the Credit Agreement and the transactions contemplated thereby, the terms and conditions of which shall be reasonably satisfactory in all respects to the Bridge Parties and the Bridge Parties shall have received evidence reasonably satisfactory to it of the foregoing. The Company shall have received proceeds of not less than $260,000,000 from the Senior Facilities and the revolver thereunder shall be available and drawn in a maximum amount not to exceed $10,000,000 on the Funding Date;

          (c) the Bridge Parties shall have received such documents and certificates as the Bridge Parties or their counsel may reasonably request relating to the organization, existence and good standing of each Credit Party, the authorization of the Transactions and any other legal matters relating to the Credit Parties, the Bridge Financing Documents or the Transactions, all in form and substance reasonably satisfactory to the Bridge Parties and their counsel;

          (d) the Bridge Parties shall have received evidence reasonably satisfactory to them that all governmental, shareholder and third party consents and approvals (including Hart Scott Rodino clearance) necessary or desirable in connection with the transactions contemplated by the Bridge Financing Documents, the Senior Facilities and the Transactions have been received and all applicable waiting periods shall have expired without any action being taken by any competent authority that could restrain, prevent or impose any materially adverse conditions on, or that could seek or threaten, any of the foregoing, and no law or regulation shall be applicable which in the judgment of the Bridge Parties could have any such effect;

          (e) the Bridge Parties shall not have become aware since October 12, 1999, of any information or other matter which is inconsistent in a material and adverse manner with any information or other material disclosed to Bridge Parties prior to such date;

          (f) the corporate, tax, capital and ownership structure (including articles of incorporation, operating or member agreements and by-laws) and stockholders agreements of the Credit Parties shall be reasonably satisfactory to the Bridge Parties in all respects;

          (g) absence of any material adverse change in the business, results of operations, properties, assets or financial condition of any Credit Party, taken as a whole, since the end of the most recently ended fiscal year for which audited financial statements have been provided to the Bridge Parties or in the facts and information as represented to the Bridge Parties by the Credit Parties and Kelso to date;

          (h)  except as set forth on Schedule 3.6, there shall exist no pending
                                      ------------
or threatened material litigation, proceedings or investigations which (x) could or purports to affect the transactions contemplated hereby or (y) could reasonably be expected to have a material adverse effect on the business, assets, liabilities (including environmental liabilities), financial condition or operations of the Credit Parties, taken as a whole;

          (i) the Bridge Parties shall have received reasonably satisfactory opinions of counsel to the Credit Parties covering the items set forth in Exhibit H attached hereto;
---------

          (j) absence of any Default or Event of Default or event that, with notice and/or the passage of time, is reasonably likely to result in an Event of Default and the representations and warranties made herein being true and correct in all material respects as of Closing and after giving effect to the Transactions;

          (k) the Bridge Parties shall have received the necessary consents from lenders to the Credit Parties, if any, concerning the anticipated terms and conditions of the Notes and the Permanent Financing, including the application of the proceeds from any such financing for the purpose of repaying all of the Obligations;

          (l) the Bridge Parties shall be an addressee of the solvency opinion delivered by Murray Devine & Co. pursuant to the Credit Agreement which shall be in a form reasonably satisfactory to the Bridge Parties;

          (m) all fees and expenses due and payable to Bridge Parties and the Underwriters hereunder or under the Fee Letter in connection with the transactions contemplated hereby, shall have been paid in full;

          (n) the Bridge Parties shall be reasonably satisfied as to the amount and nature of any environmental and employee health and safety exposures to which the Company and its Subsidiaries may be subject after giving effect to the Transactions, and with the plans of the Company or such Subsidiaries with respect thereto, and, to the extent reasonably requested by the Bridge Parties shall have received environmental assessments (including, if applicable, Phase I reports) reasonably satisfactory to the Bridge Parties from an environmental consulting firm reasonably satisfactory to the Bridge Parties;

          (o) the Company shall have received the full amount of the gross cash proceeds from the Equity Contribution and after giving effect to the Transactions and the other transactions contemplated hereby,

Kelso and certain other investors, including the Management Investors, shall hold not less than 93% of the outstanding post-Merger common stock of the Company; provided that Kelso shall hold not less than seventy-five percent (75%)
         --------
of such post-Merger common stock;

          (p) the Recapitalization shall have been consummated or shall be consummated simultaneously with or immediately following the initial funding hereunder on the Funding Date in accordance with applicable law, the Recapitalization Agreement and all other related documentation. The Bridge Parties shall be reasonably satisfied with all documentation related to the Recapitalization (to the extent not delivered to the Bridge Parties for review prior to October 12, 1999). There shall not have been any amendment, modification or waiver of any of the terms or conditions of the Recapitalization Agreement and all other related documentation without the prior written consent of the Bridge Parties. The Cash Consideration shall not exceed $288,500,000;

          (q)      the Bridge Parties shall have received a pro forma
                                                            ---------
consolidated balance sheet of the Company as of the Funding Date, after giving effect to the Transactions and the other transactions contemplated hereby, which balance sheet shall not be materially inconsistent with the forecasts previously provided to Bridge Parties. After giving effect to the Transactions, neither the Company nor any of its Subsidiaries shall have outstanding any shares of preferred stock or any Indebtedness, other than (i) the Senior Facilities, (ii) Indebtedness incurred hereunder and (iii) capitalized leases not in excess of $3,600,000. The aggregate Transaction Costs, including deferred compensation, shall not exceed $32,500,000;

          (r) the Bridge Parties shall have received unaudited consolidated balance sheets and related statements of income, stockholders' equity and cash flows of the Company for (i) each fiscal quarter (other than the fourth fiscal quarter) subsequent to the end of the 1998 fiscal year that ended at least 30 days before the Funding Date and (ii) each fiscal month after the most recent 1999 fiscal quarter for which financial statements were received by the Bridge Parties as described above and that ended at least 30 days before the Funding Date; and

          (s) the tax position and contingent tax and other liabilities of the Company and its Subsidiaries after giving effect to the Transactions shall be reasonably satisfactory to the Bridge Parties.

                                  ARTICLE VI
                                   COVENANTS

          The Company covenants and agrees (and covenants and agrees that it shall cause each Credit Party to covenant and agree) that, from and after the date of the Takedown and so long as the Commitment remains in effect or any Obligations remain outstanding and unpaid or any other amount is owing to the Bridge Parties or the Holders, and for the benefit of Bridge Parties and the Holders, it will comply with the following:

          SECTION 6.1.   Incorporation by Reference.  (a)  Prior to the Covenant
                         --------------------------
Conversion Date, the Company will comply with each of the covenants contained in
Article V (except for Sections 5.03, 5.07(b), 5.12, 5.13 and 5.14 and references thereto) and Article VI (except for Sections 6.07, 6.11(a), 6.12 and 6.13 and references thereto) of the Credit Agreement, which such Sections (the "Incorporated Sections"), are hereby incorporated by reference mutatis mutandis
------------- --------                                         ------- --------
as if set forth herein in their entirety; provided, that, unless the context
                                          --------
otherwise requires, capitalized and other defined terms used in the Incorporated Sections shall for the purpose of the Incorporated Sections, have the meanings set forth in the Credit Agreement, modified as follows:

               (i) all references to "Borrower" therein shall mean and be a reference to "Company" herein;

               (ii) all references to "Loan" or "Loans" therein shall mean and be a reference to "Obligation" or "Obligations" herein;

               (iii) all references to "Lender" or "Lenders" therein shall mean and be a reference to "Bridge Party" or "Bridge Parties" herein (except for Section 6.04(e) of the Credit Agreement);

               (iv) all references to the "Agent" or "Administrative Agent" therein shall mean and be a reference to "Bridge Parties" herein (except for Section 6.01(xii) of the Credit Agreement);

               (v) all references to the "Required Lenders" therein shall mean and be a reference to "Majority Holders" herein;

               (vi) all referenced to "this Agreement", "herein", "hereunder" and words of similar import therein shall mean and be a reference to this Agreement;

               (vii) all references to any exhibits or schedules therein shall mean and be a reference to the specific exhibit or schedule to the Credit Agreement herein; and

               (viii) Section 6.01 of the Credit Agreement as incorporated herein by reference shall include Indebtedness created under the Credit Agreement or any refinancing thereof as permitted Indebtedness hereunder, so long as the aggregate amount thereof is not increased above the aggregate commitments under the Credit Agreement as in effect on the Funding Date.

          In connection with any amendment, modification, waiver or supplement to the Credit Agreement (excluding any amendment, modification, waiver or supplement to the Credit Agreement with respect to financial covenants) which will be incorporated herein by reference, the Company hereby authorizes the Bridge Parties, in their sole discretion, to enter into an appropriate amendment to this Agreement to reflect such amendment, modification, waiver or supplement.

          (b) On or after the Fixed Rate Sale Date, if the Company is in compliance with Sections 6.12 and 6.13 of the Credit Agreement as in effect on the Funding Date and the Bridge Parties do not hold any Obligations (other than any Obligations re-acquired after disposition thereof), the Company will comply with each of the covenants set forth in Exhibit G attached hereto, which shall
                                        ---------
replace the covenants set forth in subsection (a) above and which shall at such time then (and thereafter) be, upon notice to the Company from DLJ Bridge (but without the need for any further action), hereby incorporated by reference mutatis mutandis.
------- --------

          SECTION 6.2.   Monthly Reports.  Prior to the Covenant Conversion
                         ---------------
Date, the Company will deliver to each Bridge Party within 30 days after the end of each of the first two fiscal months of each fiscal quarter of the Company, its consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal month and the then elapsed portion of the fiscal year, all certified by one of its financial officers as presenting in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes.

          SECTION 6.3.   Notices Under the Credit Agreement.  Until the Covenant
                         ----------------------------------
Conversion Date, the Company will deliver copies of all notices given or received by it in connection with the Credit Agreement to each Bridge Party on the day that such notice is given by the Company or within three (3) Business Day after such notice is received by it, as the case may be, in the manner set forth in Section 9.1 (except that for notices of potential and actual defaults or events of default given or received by the Company, the Company will deliver copies of such notices to each Bridge Party on the day that such notice is given by the Company or within one (1) Business Day after any such notice is received by the Company).

          SECTION 6.4.   Permanent Financing.  (a) The Company will, and will
                         -------------------
cause each Credit Party to, take all the actions which, in the reasonable judgment of the Bridge Parties, are necessary or desirable to obtain Permanent Financing as soon as practicable through the issuance of securities at such interest rates and on other terms as are, in the reasonable opinion of the Bridge Parties, prevailing for new issues of securities of comparable size and credit rating in the capital markets at the time such Permanent Financing is consummated and obtained in comparable transactions made on an arm's length basis between unaffiliated parties, provided, that, if in the reasonable
                                    --------
judgment of the Bridge Parties, equity securities of the Company need to be provided for the consummation of the Permanent Financing on the terms and conditions set forth above, the terms of the Permanent Financing shall provide for the issuance of such equity securities (which may include warrants to purchase such equity securities). The amount to be financed shall be in an amount at least sufficient to repay or redeem the Obligations in full in accordance with their terms. The Company hereby covenants and agrees that the proceeds from the Permanent Financing shall be used to the extent required to redeem in full the Obligations in accordance with their terms.

          (b) The Company covenants that it will, and will cause each Credit Party to, enter into such agreements as in the judgment of the Bridge Parties are customary in connection with the Permanent Financing, make such filings under the Securities Act, the Exchange Act, the Trust Indenture Act of 1939, as amended, and state securities laws as in the reasonable judgment of the Bridge Parties shall be required to permit consummation of the Permanent Financing and take such steps as in the judgment of the Bridge Parties are necessary or desirable to cause such filings to become effective or in the judgment of the Bridge Parties are otherwise required to consummate the Permanent Financing.

          SECTION 6.5.  Subsidiary Guaranty.  The Company will cause each
                        -------------------
Subsidiary that is not a guarantor under the Subsidiary Guaranty that becomes a guarantor under the Guarantee Agreement (as defined in the Credit Agreement) to enter into the Subsidiary Guaranty.

                                  ARTICLE VII
                               EVENTS OF DEFAULT

          SECTION 7.1.   Events of Default Defined; Acceleration of Maturity;
                         ----------------------------------------------------
Waiver of Default.  In case one or more of the following (each, an "Event of
-----------------
Default"), whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation or any administrative or governmental body, shall have occurred and be continuing:

          (a) default in the payment of all or any part of the principal or premium, if any, on any of the Obligations as and when the same shall become due and payable either at maturity, upon any redemption, by declaration or otherwise; or

          (b) default in the payment of any installment of interest upon any of the Obligations or any fees payable under this Agreement as and when the same shall become due and payable, and continuance of such default for a period of five (5) days; or

          (c) failure on the part of the Company duly to observe or perform any of the covenants contained in (i) Sections 5.02, 5.04 (with respect to the existence of the Company) or 5.11 of the Credit Agreement, or in the Incorporated Sections of Article VI of the Credit Agreement (in each case, as incorporated herein by reference pursuant to Section 6.1) or (ii) Section 6.4 of this Agreement and continuance of such default for a period of two (2) Business Days after receipt by the Company of written notice thereof; or

          (d) failure on the part of any Credit Party duly to observe or perform any of the other covenants or agreements contained in the Bridge Financing Documents, if such failure shall continue for a period of thirty (30) days after the date on which written notice thereof shall have been given to the Company at the option of and by a holder of an Obligation; or

          (e) any Credit Party shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect in any jurisdiction or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

          (f) an involuntary case or other proceeding shall be commenced against any Credit Party seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against any Credit Party under the bankruptcy laws as now or hereafter in effect in any jurisdiction; or

          (g) there shall be a default in respect of any Debt of any Credit Party in an aggregate principal amount in excess of $5,000,000 whether such Debt now exists or shall hereafter be created (excluding the Obligations but including Debt owing by any Credit Party) if such default results in acceleration of the maturity of such Debt or (prior to the Covenant Conversion
Date) enables the holder of such Debt to accelerate the maturity thereof; or any Credit Party shall fail to pay at maturity any such Debt whether such debt now exists or shall hereafter be created; or

          (h) final judgments for the payment of money which in the aggregate at any one time exceed $5,000,000 shall be rendered against any Credit Party by a court of competent jurisdiction and shall remain undischarged for a period (during which execution shall not be effectively stayed) of sixty (60) days after such judgment becomes final; or

          (i) any representation, warranty, certification or statement made or deemed made by any Credit Party in any Bridge Financing Document or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with any Bridge Financing Document shall prove to have been untrue in any material respect when made or deemed made; or

          (j) any member of the ERISA Group has failed to pay when due an amount or amounts aggregating in excess of $2,500,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan has been filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC has instituted proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition has existed by reason of which the PBGC is entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there has occurred a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $2,500,000; or

          (k) a breach under the Engagement Letter has occurred and is continuing for period of two (2) Business Days following notice thereof (other than (i) due to non-payment of reimbursable expenses payable thereunder or (ii) due to the unsolicited receipt by the Company of an offer on market terms of a firmly underwritten transaction to refinance the Obligations which DLJ Bridge approves); or

          (l) any Subsidiary Guaranty shall have been disavowed thereunder, a court of competent jurisdiction shall have determined that any Subsidiary Guaranty is unenforceable or any guarantor thereunder shall default in the performance of any of its obligations under any Subsidiary Guaranty; or

          (m) prior to the Covenant Conversion Date, a Change of Control has occurred;

then, and in each and every such case (other than under clauses (e) and (f) with respect to the Company), unless the principal of all the Obligations shall have already become due and payable, the Holders of not less than 33 1/3% in aggregate outstanding principal amount of the Obligations (except that, for so long as the Bridge Parties hold more than 50% in aggregate outstanding principal amount of the Obligations, the Holders of more than 50% in aggregate outstanding principal amount of the Obligations shall be required), by notice in writing to the Company, may declare the entire principal amount of the Obligations together with accrued interest thereon to be immediately due and payable. If an Event of Default specified in clauses (e) or (f) with respect to the Company occurs, the principal of and accrued interest on the Obligations will be immediately due and payable without any declaration or other act on the part of the Holders.

                                  ARTICLE VII
                            LIMITATION ON TRANSFERS

          SECTION 8.1.   Restrictions on Transfer. The Bridge Parties shall have
                         ------------------------
the absolute and unconditional right to resell or otherwise transfer the Securities or other Obligations in compliance with applicable law to any third party at any time. Notwithstanding the foregoing, from and after the date of the Takedown and their respective dates of issuance, as the case may be, none of the Securities shall be transferable except upon the conditions specified in Sections 8.2 and 8.3, which conditions are intended to ensure compliance with the provisions of the Securities Act in respect of the Transfer of any of such Securities or any interest therein. The Bridge Parties will cause any proposed transferee of any Securities (or any interest therein) held by them to agree to take and hold such Securities (or any interest therein) subject to the provisions and upon the conditions specified in this Section 8.1 and in Sections
8.2 and 8.3.

          SECTION 8.2.   Restrictive Legends.  (a) Each certificate for the
                         -------------------
Security issued to the Bridge Parties or to a subsequent transferee shall (unless otherwise permitted by the provisions of Section 8.2(b) or Section 8.3) include a legend in substantially the following form:

     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD, UNLESS IT HAS BEEN REGISTERED UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE AND THEN ONLY IN COMPLIANCE WITH THE RESTRICTIONS ON TRANSFER SET FORTH IN THE BRIDGE FINANCING AGREEMENT DATED AS OF DECEMBER 1, 1999, AS AMENDED, A

     COPY OF WHICH MAY BE OBTAINED FROM THE ISSUER OF THIS SECURITY AT ITS PRINCIPAL EXECUTIVE OFFICE.

          (b) Any holders of Securities registered pursuant to the Securities Act and qualified under applicable state securities laws may exchange such Securities on transfer for new securities that shall not bear the legend set forth in paragraph (a) of this Section 8.2.

          SECTION 8.3.   Notice of Proposed Transfers.  (a) Five (5) Business
                         ----------------------------
Days prior to any proposed Transfer (other than Transfers of Securities (i) registered under the Securities Act, (ii) to an Affiliate of the Bridge Parties or a general partnership in which the Bridge Parties or an Affiliate of the Bridge Parties is one of the general partners or (iii) to be made in reliance on Rule 144A under the Securities Act) of any Securities, the holder thereof shall give written notice to the Company of such holder's intention to effect such Transfer, setting forth the manner and circumstances of the proposed Transfer, which shall be accompanied by (i) an opinion of counsel reasonably satisfactory to the Company addressed to the Company to the effect that the proposed Transfer of such Securities may be effected without registration under the Securities Act, (ii) such representation letters in form and substance reasonably satisfactory to the Company to ensure compliance with the provisions of the Securities Act and (iii) such letters in form and substance reasonably satisfactory to the Company from each such transferee stating such transferee's agreement to be bound by the terms of this Agreement. Such proposed Transfer may be effected only if the Company shall have received such notice of transfer, opinion of counsel, representation letters and other letters referred to in the immediately preceding sentence, whereupon the holder of such Securities shall be entitled to Transfer such Securities in accordance with the terms of the notice delivered by the holder. Each certificate evidencing the Securities transferred as above provided shall bear the legend set forth in Section 8.2(a) except that such certificate shall not bear such legend if the opinion of counsel referred to above is to the further effect that neither such legend nor the restrictions on Transfer in Sections 8.1 through 8.3 are required in order to ensure compliance with the provisions of the Securities Act.

          Five (5) Business Days prior to any proposed Transfer of any Notes to be made in reliance on Rule 144A under the Securities Act ("Rule 144A"), the holder thereof shall give written notice to the Company of such holder's intention to effect such Transfer, setting forth the manner and circumstances of the proposed Transfer and certifying that such Transfer will be made (i) in full compliance with Rule 144A and (ii) to a transferee that (A) such holder reasonably believes to be a "qualified institutional buyer" within the meaning of Rule 144A and (B) is aware that such Transfer will be made in reliance on Rule 144A. Such proposed Transfer may be effected only if the Company shall have received such notice of transfer, whereupon the holder of such Securities shall be entitled to Transfer such Securities in accordance with the terms of the notice delivered by the holder. Each Certificate evidencing the Securities transferred as above provided shall bear the legend set forth in Section 8.2(a).

          SECTION 8.4.   Registration Rights.  The Company hereby grants each
                         -------------------
Purchaser and each Permitted Transferee registration rights with respect to the Notes on the terms set forth in Exhibit B-1 attached hereto and made a part
                                -----------
hereof.

          SECTION 8.5.  Rule 144A Information.  So long as any of the
                        ---------------------
Obligations remain outstanding and, to the extent the Company becomes subject to
Section 13 or 15(d) of the Exchange Act, during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company shall make available to any Holder in connection with any sale thereof and any prospective purchaser of such Obligation from such Holder, the information required by Rule 144A(d)(4) under the Securities Act.

                                  ARTICLE IX
                                 MISCELLANEOUS

          SECTION 9.1.   Notice.  All notices, demands and other communications
                         ------
to any party hereunder shall be in writing (including telecopier or similar writing) and shall be given to such party at its address set forth on the signature pages hereof, or such other address as such party may hereinafter specify for the purpose. Each such notice, demand or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified on the signature page hereof, or (ii) if given by overnight courier, addressed as aforesaid or, (iii) if given by any other means, when delivered at the address specified in this Section.

          SECTION 9.2.   No Waivers; Amendments.  (a) No failure or delay on the
                         ----------------------
part of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to any party at law or in equity or otherwise.

          (b) Any provision of this Agreement may be amended, supplemented or waived if, but only if, such agreement, supplement or waiver is in writing and is signed by the Company and the Majority Holders; provided, that without the
                                                   --------
consent of each Holder of any Obligation affected thereby, an amendment, supplement or waiver may not (a) reduce the aggregate principal amount of Obligation whose Holders must consent to an amendment, supplement or waiver, (b) reduce the rate or extend the time for payment of interest on any Obligation,
(c) reduce the principal amount of or extend the stated maturity of any Obligation or alter the redemption provisions (other than the provisions providing for the payment of a premium in connection with a redemption) with respect thereto or (d) make any Obligation payable in money or property other than as stated herein and in the Obligations. In determining whether the Holders of the requisite principal amount of Obligations have concurred in any direction, consent, or waiver as provided in this Agreement or in the Notes, Securities, or Loans which are owned by the Company or any other obligor on or guarantor of the Notes, or, by any Person controlling, controlled by, or under common control with any of the foregoing, shall be disregarded and deemed not to be outstanding for the purpose of any such determination; and provided further
                                                              -------- -------
that no such amendment, supplement or waiver which affects the rights of the Bridge Parties and their respective Affiliates otherwise than solely in their capacities as Holders shall be effective with respect to them without their prior written consent.

          SECTION 9.3.   Indemnification.  The Company and its Subsidiaries
                         ---------------
(each, an "Indemnifying Party") agree to indemnify and hold harmless each Bridge Party, its Affiliates, and each Person, if any, who controls a Bridge Party, or any of its affiliates, within the meaning of the Securities Act or the Exchange Act (a "Controlling Person"), and the respective partners, agents, employees, officers and directors of each Bridge Party, its Affiliates and any such Controlling Person (each an "Indemnified Party" and collectively, the "Indemnified Parties"), from and against any and all losses, claims, damages, liabilities and reasonable expenses (including, without limitation and as incurred, reasonable costs of investigating, preparing or defending any such claim or action, whether or not such Indemnified Party is a party thereto), arising out of, or in connection with any activities contemplated by this Agreement or any of the services rendered in connection herewith, including, but not limited to, losses, claims, damages, liabilities or expenses arising out of or based upon any untrue statement or any alleged untrue statement of a material fact or any omission or any alleged omission to state a material fact in any of the disclosure or offering or confidential information documents (the "Disclosure Documents") pertaining to any of the transactions or proposed transactions contemplated herein, including any eventual refinancing or resale of the Securities or Loans, provided that the Indemnifying Party will not be
                            --------
responsible for any claims, liabilities, losses, damages or expenses that are determined by final judgment of a court of competent jurisdiction to result solely from such Bridge Party's gross negligence, willful misconduct or bad faith (such Bridge Party a "Breaching Bridge Party") (it being understood that the Indemnifying Party shall remain responsible for the claims, liabilities, losses, damages or expenses of the Indemnified Parties which are not Breaching Bridge Parties). The Indemnifying Party also agrees that the Bridge Parties shall have no liability (except for breach of provisions of this Agreement) for claims, liabilities, damages, losses or expenses, including legal fees, incurred by the Indemnifying Party in connection with this Agreement unless they are determined by final judgment of a court of competent jurisdiction to result solely from such Bridge Party's gross negligence, willful misconduct or bad faith (any such Bridge Party, a "Liable Bridge Party") (it being understood that the Bridge Parties who are not Liable Bridge Parties shall not be liable to the Indemnified Party for the gross negligence, willful misconduct or bad faith of the Liable Bridge Party). The Bridge Parties shall in no event have any liability to the Indemnifying Party or to any Credit Party on any theory of liability for special, indirect, consequential or punitive damages (as opposed to direct, actual damages) arising out of, in connection with, or as a result of, this Agreement.

          If any action shall be brought against an Indemnified Party with respect to which indemnity may be sought against the Indemnifying Party under this Agreement, such Indemnified Party shall promptly notify the Indemnifying Party in writing and the Indemnifying Party shall, if requested by such Indemnified Party or if the Indemnifying Party desires to do so, assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party and payment of all reasonable fees and expenses. The failure to so notify the Indemnifying Party shall not affect any obligations the Indemnifying Party may have to such Indemnified Party under this Agreement or otherwise unless (and then only to the extent that) the Indemnifying Party is materially adversely affected by such failure. Such Indemnified Party shall have the right to employ separate counsel in such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party, unless: (i) the Indemnifying Party has failed to assume the defense and employ counsel reasonably satisfactory to such Indemnified Party or (ii) the named parties to any such action (including any impleaded parties) include such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party, in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Party, provided, however, that the
                                                   --------  -------
Indemnifying Party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be responsible hereunder for the reasonable fees and expenses of more than one such firm of separate counsel, in addition to any local counsel, which counsel shall be designated by the Bridge Parties. The Indemnifying Party shall not be liable for any settlement of any such action effected without the written consent of the Indemnifying Party (which shall not be unreasonably withheld) and the Indemnifying Party agrees to indemnify and hold harmless each Indemnified Party from and against any loss or liability by reasons of settlement of any action effected with the consent of the Indemnifying Party. In addition, the Indemnifying Party will not, without the prior written consent of the Bridge Parties, settle or compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened action, claim, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Party is a party thereto) unless such settlement, compromise, consent, or termination includes an express unconditional release of each Bridge Party and the other Indemnified Parties, reasonably satisfactory in form and substance to each Bridge Party, from all liability arising out of such action, claim, suit or proceeding.

          If for any reason the foregoing indemnity is unavailable (otherwise than pursuant to the express terms of such indemnity) to an Indemnified Party or insufficient to hold an Indemnified Party harmless, then in lieu of indemnifying the Indemnified Party, the Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such claims, liabilities, losses, damages, or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Party on the one hand and by each Bridge Party on the other from the transactions contemplated by this Agreement or (ii) if the allocation provided by clause (i) is not permitted under applicable law, in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnifying Party on the one hand and each Bridge Party on the other, but also the relative fault of the Indemnifying Party and each Bridge Party as well as any other relevant equitable considerations. Notwithstanding the provisions of this Section 9.3, the aggregate contribution of all Indemnified Parties shall not exceed the amount of fees actually received by such Bridge Party pursuant to this Agreement. It is hereby further agreed that the relative benefits to the Indemnifying Party on the one hand and each Bridge Party on the other with respect to the transactions contemplated hereby shall be deemed to be in the same proportion as (i) the total value of the transactions contemplated hereby bears to (ii) the fees paid to such Bridge Party with respect to such transaction. The relative fault of the Indemnifying Party on the one hand and each Bridge Party on the other with respect to the transactions contemplated hereby shall be determined by reference to, among other things, whether any untrue or alleged untrue statements of material fact or the omission or alleged omission to state a material fact related to information supplied by the Indemnifying Party or by such Bridge Party and the party's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. No Indemnified Party shall have any liability to the Indemnifying Party or any other person in connection with the services rendered pursuant to this Agreement except for the liability for claims, liabilities, losses or damages finally determined by a court of competent jurisdiction to have resulted from action taken or omitted to be taken by such Indemnified Party in bad faith or to be due to such Indemnified Party's willful misconduct, or gross negligence. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

          The indemnification, contribution and expense reimbursement obligations set forth in this Section 9.3 shall (i) be in addition to any liability the Indemnifying Party may have to any Indemnified Party at common law or otherwise, (ii) survive the termination of this Agreement and the payment in full of the Notes and (iii) remain operative and in full force and effect regardless of any investigation made by or on behalf of the Bridge Parties or any other Indemnified Party.

          SECTION 9.4.   Expenses.  The Company agrees to pay all reasonable
                         --------
out-of-pocket costs, expenses and other payments (in each case, other than Domestic Taxes) in connection with the purchase and sale of the Notes and the making of the Loan as contemplated by this Agreement including without limitation (i) reasonable fees and disbursements of one firm of special counsel and any local counsel for the Bridge Parties incurred in connection with the preparation of this Agreement, (ii) all reasonable out-of-pocket expenses of the Bridge Parties, including reasonable fees and disbursements of counsel, in connection with any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder and (iii) if an Event of Default occurs, all reasonable out-of-pocket expenses incurred by the Bridge Parties and each Holder, including reasonable fees and disbursements of a single counsel (which counsel shall be selected by the Bridge Parties if the Bridge

Parties are Holders when such Event of Default occurs), in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

          SECTION 9.5.   Payment.  The Company agrees that, so long as the
                         -------
Bridge Parties shall hold any Notes or Loans, the Company will make payments to the Bridge Parties of all amounts due thereon by wire transfer by 1:00 PM (New York City time) on the date of payment to such account as is specified beneath the Bridge Parties' name on the signature page hereof or to such other account or in such other similar manner as the Bridge Parties may designate to the Company in writing.

          SECTION 9.6.   Successors and Assigns.  This Agreement shall be
                         ----------------------
binding upon and shall inure to the benefit of the Company and the Bridge Parties and their respective successors and assigns; provided that the Company
                                                     --------
may not assign or otherwise transfer its rights or obligations under this Agreement to any other Person without the prior written consent of the Majority Holders (except after the Covenant Conversion Date as may be permitted pursuant to Article VI). Subject to the terms of Article VIII, each Bridge Party shall have the absolute and unconditional right to resell, assign or otherwise transfer the Obligations in compliance with applicable law to any third party at any time. All provisions hereunder purporting to give rights to the Bridge Parties and their respective Affiliates or to Holders are for the express benefit of such Persons.

          SECTION 9.7.   Brokers.  The Company represents and warrants that,
                         -------
except for the Bridge Parties, neither it nor any Credit Party has employed any broker, finder, financial advisor or investment banker who might be entitled to any brokerage, finder's or other fee or commission in connection with the sale of the Notes or the making of the Loan.

          SECTION 9.8.   New York Law; Submission to Jurisdiction; Waiver of
                         ---------------------------------------------------
Jury Trial.  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED
----------
BY THE LAWS OF THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          SECTION 9.9.   Severability.  If any term, provision, covenant or
                         ------------
restriction of the Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          SECTION 9.10.  Counterparts.  This Agreement may be executed in any
                         ------------
number of counterparts, each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument.

          SECTION 9.11.  Entire Agreement.  This Agreement and the other Bridge
                         ----------------
Financing Documents represent the entire agreement of the Bridge Parties and the Company with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Company or any other Credit Party or any of the Bridge Parties relative to the subject matter hereof not expressly set forth or referred to herein or in the other Bridge Financing Documents.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers, as of the date first above written.


                               CITATION CORPORATION

                               By:  /s/ Frederick F. Sommer
                                    --------------------------------------
                                         Name:  Frederick F. Sommer
                                         Title: President

                                           Address:

                                           2 Office Park Circle
                                           Suite 204
                                           Birmingham, Alabama 35223
                                           Attention: Stanley B. Atkins
                                           Phone:   (205) 871-5731
                                           Fax:  (205) 871-5772

                                    ; and for purposes of the notice provisions in Section 9.1

                                         Kelso & Company
                                         320 Park Avenue
                                         New York, New York 10022
                                         Attn:  James J. Connors, II
                                         Telephone: (212) 751-3939
                                         Telecopy:  (212) 223-2379


                               CITATION FUNDING, INC.

                               By:  /s/ Richard Beaudoin
                                    --------------------------------------
                                         Name:  Richard Beaudoin
                                         Title: Senior Vice President

                                           Address:

                                           277 Park Avenue
                                           New York, NY 10172
                                           Attention:
                                           Fax No.: (212) 892-7542

                               Account Number and Bank for Payments:

                               Account Name:         DLJ Securities Corp.
                               Bank Name:            Citibank
                               ABA Number:           021 000 089
                               Account Number:       3889-6041

                               For Further Credit to:  Citation Funding, Inc.
                               Account Number:    275-005-239
                               Attn:  Bill Spiro
                               Fax No.: (212) 892-4467

                               FIRST UNION INVESTORS, INC.

                               By:  /s/ Eric Lloyd
                                    --------------------------------------
                                    Name: Eric Lloyd
                                    Title: Managing Director

                                    Address:

                                    Charlotte Plaza CP-23
                                    201 South College Street
                                    Charlotte, NC  28288-0680
                                    Attention: Arion Skenderi
                                    Telephone No.: (704) 383-3790
                                    Fax No: (704) 383-0835

                               Account Number and Bank for Payments:

                               Account Name:  First Union Investors, Inc.
                               Bank Name:  First Union National Bank
                               ABA Number:  053 000 219
                               Account Number:  5000000002867
                               Attn:  Arion Skenderi
                               Reference: Citation Corporation Bridge Loan

                               THE CHASE MANHATTAN BANK

                               By: /s/ Julie Long
                                   ---------------------------------------
                                    Name: Julie Long
                                    Title: Vice President

                                    Address:

                                    270 Park Avenue, 47/th/ Floor
                                    New York, NY 10017
                                    Attention:  Julie Long
                                    Fax No: 212-972-9854

                                    Account Number and Bank for Payments:
                                    Account Name:  Commercial Loan Services
                                    #7315
                                    Bank Name:  Chase Manhattan Bank
                                    ABA Number:  021000021
                                    Attn:  Doug Catron
                                    Ref:  Citation Corp.